SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 20, 2005

EXACT SCIENCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-32179	02-0478229
(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, Marlborough, Massachusetts	01752
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (508) 683-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Definitive Material Agreement.

On February 20, 2005, Exact Sciences Corporation (the “Company”) and Marlborough Campus Limited Partnership (the “Landlord”) entered into a Second Amendment to Lease (the “Amendment”) to that certain Lease Agreement between the Company and the Landlord dated January 23, 2003 (as amended, the “Lease”).  The Amendment is effective as of January 20, 2005.  Pursuant to the Amendment, the Company has agreed to vacate certain leased space by April 30, 2005, thereby reducing the total space occupied under the Lease from approximately 56,000 square feet to approximately 37,000 square feet.  The Company believes that the leased space is adequate for its current requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT Sciences Corporation

February 25, 2005	By:	/s/ Harry W. Wilcox, III
Harry W. Wilcox, III
Vice President, Chief Financial Officer
and Treasurer